UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Com-
             mission Only (as permitted by
             Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Under Rule14a-12

                         NORTH CENTRAL BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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


                                                                   March 21,2005



Dear Shareholders:

         You are cordially invited to attend the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of North Central Bancshares, Inc. (the "Company"), the holding company for First Federal Savings Bank of Iowa (the "Bank"), which will be held on April 22, 2005 at 10:00 a.m., Central Time, at the Boston Centre, Suite 100, located at 809 Central Avenue, Fort Dodge, Iowa. Enclosed are a Notice of Annual Meeting, Proxy Statement, Proxy Card and 2004 Annual Report to Shareholders.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company's business. We also expect representatives of the accounting firm of McGladrey & Pullen, LLP to be present at the Annual Meeting to respond to questions.

         Your Board of Directors unanimously recommends that you vote "FOR" the director nominees named in the Proxy Statement and "FOR" the ratification of the appointment of the independent public accountants.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to sign, date and return your Proxy Card as soon as possible in the enclosed postage paid envelope. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

                                            Sincerely,


                                            /s/ David M. Bradley
                                            --------------------
                                            David M. Bradley
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          Date:    Friday, April 22, 2005
                          Time:    10:00 a.m., Central Time
                          Place:   Boston Centre, Suite 100
                                   809 Central Avenue
                                   Fort Dodge, IA  50501


         At our 2005 Annual Meeting, we will ask you to:

     1. Elect two candidates to serve as directors for a three-year period expiring at the 2008 Annual Meeting;

     2. Ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the fiscal year ending December 31, 2005; and

     3. Transact any other business as may properly come before the Annual Meeting.

         You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 8, 2005, the record date.

                                          By Order of the Board of Directors,


                                          /s/ Jean L. Lake
                                          ----------------
                                          Jean L. Lake
                                          Secretary

Fort Dodge, Iowa
March 21, 2005

================================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
================================================================================

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531

      -------------------------------------------------------------------

                            PROXY STATEMENT FOR THE
                      2005 ANNUAL MEETING OF SHAREHOLDERS

      -------------------------------------------------------------------


Why We Sent You This Proxy Statement

         We have sent to the shareholders of North Central Bancshares, Inc. (the "Company") this Proxy Statement and enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

         We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 21, 2005 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on March 8, 2005, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,538,230 shares of common stock issued and outstanding.

Quorum

         A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of at least a majority of the total number of votes eligible to be cast in the election of directors will constitute a quorum.

Voting Rights

         You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned at the close of business on March 8, 2005. (The number of shares you owned as of the record date is listed on the enclosed proxy card.) Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

         You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete and sign your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the two nominees for director and FOR the ratification of the appointment of the Company's independent public accountants.

         If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

Proposal 1:             The two nominees for director who receive the most votes
Election of Two         will be elected. So, if you do not vote for a nominee,
Directors               or you indicate "withhold authority" for any nominee on
                        your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of the directors.

Proposal 2:             The affirmative vote of the holders of a majority of the
Ratification of         shares present in person or by proxy at the Annual
Appointment of          Meeting and entitled to vote on this proposal is
Independent Public      required to pass this proposal. So, if you "abstain"
Accountants             from voting, it will have the same effect as if your
                        vote was not cast with respect to this proposal.

Effect of Broker Non-Votes

         If your broker holds shares that you own in "street name," the broker may vote your shares on Proposals 1 and 2 listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors or the ratification of the appointment of our independent public accountants.

Confidential Voting Policy

         The Company maintains a policy of keeping shareholder votes confidential. The Company only lets its Inspector of Election examine the voting materials. The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

     o    Filing with the Secretary of the Company a letter revoking the proxy;

     o    Submitting another signed proxy with a later date; or

     o Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

         If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company's common stock as of the record date.

Solicitation of Proxies

         The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

     o    mail;

     o    telephone; and

     o    other forms of communication.

         We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

         If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which we will file with the Securities and Exchange Commission ("SEC") by March 31, 2005, we will send you one (without exhibits) free of charge. Please write to:

         Jean L. Lake
         Secretary
         North Central Bancshares, Inc.
         825 Central Avenue
         Fort Dodge, IA  50501

         The complete Annual Report on Form 10-K is available on the SEC website at www.sec.gov or via the Bank's website at www.firstfederaliowa.com.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

         The following table shows certain information for persons who we know "beneficially owned" 5% or more of our common stock as of December 31, 2004. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after December 31, 2004. We obtained the information provided in the following table from filings with the SEC and with the Company.

      Name and Address of                  Amount and Nature of
        Beneficial Owner                   Beneficial Ownership       Percent(1)
-------------------------------------      --------------------       ----------

Employee Stock Ownership Plan of                167,609(2)               11.0%
   First Federal Savings Bank of Iowa
   825 Central Avenue
   Fort Dodge, IA  50501

FMR Corp.                                       154,600(3)               10.1%
Edward C. Johnson, III
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Low Priced Stock Fund
   82 Devonshire Street
   Boston, MA  02109

Dimensional Fund Advisors, Inc.                 121,800(4)                8.0%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

Wellington Management Company, LLP              107,300(5)                7.0%
   75 State Street
   Boston, MA  02109
___________________________

(1) Percentages with respect to each person or group of persons have been calculated based upon 1,530,530 shares of common stock, the number of shares outstanding as of December 31, 2004.
(2) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which First Bankers Trust Company, N.A. serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees over a period of years as its acquisition debt is retired. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Committee will vote, tender or exchange shares of common stock held in the ESOP Trust in accordance with the following rules: The ESOP Committee will vote, tender or exchange shares of common stock allocated to participants' accounts in accordance with instructions received from the participants. As of December 31, 2004, 159,492 shares held by the ESOP Trust have been allocated. The ESOP Committee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee of the Company's Board of Directors has sole investment power, but no voting power over the common stock held in the ESOP Trust.
(3) Based on a Schedule 13G/A dated December 31, 2004 and filed with the SEC on February 14, 2005. FMR Corp. is a Massachusetts holding company for Fidelity Low Priced Stock Fund, an investment company who beneficially owns 154,600 shares of the Company's common stock. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 154,600 shares of the Company's common stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund. In their capacity as the majority shareholders and board members of the FMR Corp., members of the Edward
C. Johnson, III family together own approximately 49% of FMR Corp. In addition, the Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Class B shareholders of FMR Corp. will be voted in accordance with the majority vote of Class B shares of FMR Corp. Based on the foregoing, the Johnson family is deemed to own a controlling interest of FMR Corp., and therefore may be deemed to beneficially own the shares held by Fidelity Low Priced Stock Fund.
(4) Based on a Schedule 13G/A dated December 31, 2004 and filed with the SEC on February 9, 2005, by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional is an investment adviser which may be deemed to beneficially own 121,800 shares of the Company's common stock. Dimensional disclaims beneficial ownership of such shares.
(5) Based on a Schedule 13G/A dated December 31, 2003 and filed with the SEC on February 12, 2004 by Wellington Management Company, LLP ("Wellington"). Wellington is an investment advisor which may be deemed to beneficially own the 107,300 shares of the Company's common stock held of record by clients of Wellington, which clients are entitled to receive, or have the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington has shared voting power over 37,200 shares and has shared investment power over 107,300 shares of the Company's common stock.

Security Ownership of Management

         The following table sets forth information with respect to the shares of common stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein and all directors and executive officers of the Company or the Company's wholly owned subsidiary, First Federal Savings Bank of Iowa (the "Bank") as a group as of February 28, 2005. The percent of common stock outstanding was based on a total of 1,538,230 shares of the Company's common stock as of February 28, 2005, plus shares of common stock which such person or group has the right to acquire within 60 days after February 28, 2005, by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

                                                                                  Amount and            Percent of
                                                                                  Nature of               Common
                                                                                  Beneficial               Stock
           Name                                   Title(1)                      Ownership(2)(3)         Outstanding
-----------------------------------      ----------------------------           ---------------         -----------

David M. Bradley                         Chairman and Chief Executive              62,018(4)                 4.0%
                                         Officer of the Company and the
                                         Bank; President of the Company
C. Thomas Chalstrom                      Director and Executive Vice               18,946(5)                 1.2%
                                         President of the Company,
                                         President and Chief Operating
                                         Officer of the Bank
Paul F. Bognanno                         Director Nominee                             500                    *
Randall L. Minear                        Director                                   2,200(6)                 *
Melvin R. Schroeder                      Director                                   7,504(7)                 *
Robert H. Singer, Jr.                    Director                                  11,154(8)                 *
Mark M. Thompson                         Director                                  15,850(9)                 1.0%
John L. Pierschbacher                    Chief Financial Officer and
(resigned)(10)                           Treasurer                                     --                    *
Kirk A. Yung                             Senior Vice President                     14,971(11)                1.0%
All directors and executive officers
as a group (11persons)(12)                                                        272,296                   17.0%

___________________________
*    Less than 1% of common stock outstanding.

(1)   Unless indicated, titles are for both the Company and the Bank.
(2) See "Principal Shareholders of the Company" for a definition of "beneficial ownership."
(3) The figure shown for all directors and executive officers as a group includes all 167,609 shares held in the ESOP as to which the members of the Company's ESOP Committee (consisting of Directors Schroeder, Singer, and Minear) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually.
(4) Includes 10,893 shares over which Mr. Bradley has shared voting and investment power. Also includes 2,897 shares held in the Bank's 401(k) plan. Includes 18,628 shares held in the Bank's ESOP. Includes 29,600 shares which may be acquired upon the exercise of stock options within 60 days after February 28, 2005.
(5) Includes 2,710 shares over which Mr. Chalstrom has shared voting and investment power. Also includes 528 shares held in the Bank's 401(k) plan and 9,208 shares held in the Bank's ESOP. Includes 6,500 shares which may be acquired by Mr. Chalstrom upon the exercise of stock options within 60 days after February 28, 2005.
(6) Includes 200 shares over which Mr. Minear has shared voting and investment power. Includes 2,000 shares which may be acquired by Mr. Minear upon the exercise of stock options within 60 days after February 28, 2005.
(7) Includes 7,504 shares over which Mr. Schroeder has shared voting and investment power.

(8) Includes 5,154 shares over which Mr. Singer has shared voting and investment power. Includes 6,000 shares which may be acquired upon the exercise of stock options within 60 days after February 28, 2005.
(9) Includes 100 shares over which Mr. Thompson has shared voting and investment power. Includes 1,750 shares held in Mr. Thompson's individual retirement account and 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner. Also reflects 12,000 shares which may be acquired upon the exercise of stock options within 60 days after February 28, 2005.
(10) Mr. Pierschbacher resigned as Treasurer of the Bank and the Company and as Chief Financial Officer of the Bank effective October 29, 2004.
(11) Includes 2,702 shares over which Mr. Yung has shared voting and investment power. Also includes 257 shares held in the Bank's 401(k) plan. Includes 7,883 shares held in the Bank's ESOP. Includes 129 shares held by Mr. Yung on behalf of his children. Includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after February 28, 2005.
(12) The figures shown include 4,824 shares held pursuant to First Federal Savings Bank of Iowa Employees Savings and Profit Sharing Plan and Trust that have been allocated as of February 28, 2005 to all executive officers as a group. Such persons have sole voting power and sole investment power as to such shares.

                            DISCUSSION OF PROPOSALS

      -------------------------------------------------------------------

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

      -------------------------------------------------------------------

General

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, each class to contain, as near as may be possible, one-third of the entire number of the Board. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.

         The Nominating Committee has nominated two candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2008. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company. In any event, proxies cannot be voted for a greater number of persons than the two nominees named.

Information with Respect to Nominees and Continuing Directors

         The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "General Information -- Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                            End of                                                Director
        Name                   Age(1)        Term             Position Held with Company          Since(2)
--------------------           ------       ------       ------------------------------------     --------

Nominees
--------------------
Mark M. Thompson                 52          2008                      Director                     1999
Paul F. Bognanno                 56          2008                      Director                     2005

Continuing Directors
--------------------

David M. Bradley                 52          2006        Chairman of the Board, President and       1989
                                                               Chief Executive Officer
Robert H. Singer, Jr.            56          2006                      Director                     1997
C. Thomas Chalstrom              40          2007              Executive Vice President             2004
Randall L. Minear                47          2007                      Director                     2004
Melvin R. Schroeder              67          2007                      Director                     1992

___________________________
(1)   At December 31, 2004.
(2) Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

         The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below. Positions held by a director or executive officer have been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

         Mark M. Thompson has been the owner of Mark Thompson CPA, P.C. in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

         Paul F. Bognanno is a self-employed consultant in Des Moines whose primary client is CitiMortgage, Inc. From 1993 to 2004, he was the President and Chief Executive Officer of Principal Residential Mortgage, a wholly-owned subsidiary of The Principal Financial Group.

Continuing Directors

         David M. Bradley has been Chief Executive Officer of the Bank since 1992. He was President of the Bank from 1990 until 2004. He has been affiliated with the Bank since 1982. Mr. Bradley has served as the President and Chief Executive Officer of the Company since the Company's inception in December 1995. He became Chairman of the Board of the Company and the Bank as of January 1, 1997.

         Robert H. Singer, Jr. is Executive Director of the Fort Dodge Area Chamber of Commerce. From 1988 to 2002, Mr. Singer was the co-owner of Calvert, Singer & Kelley Insurance Services, Inc., an insurance agency, in Fort Dodge, Iowa.

         C. Thomas Chalstrom has been employed with the Bank since 1985. He was Executive Vice President from 1994 until 2004. Mr. Chalstrom was named Chief Operating Officer of the Bank in December 1998. He became President of the Bank in April 2004.

         Randall L. Minear is the President of Terrus Real Estate Group, located in Des Moines, Iowa. He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

         Melvin R. Schroeder was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001. He had been employed with the College since 1967.

Shareholder Communications with our Board of Directors

         Shareholders may contact the Company's Board by contacting Jean L. Lake, Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa, 50501 or at (515) 576-7531. All comments will be forwarded directly to the Board of Directors.

         All directors and nominees are expected to attend the Annual Meeting. At the 2004 Annual Meeting, all members of the Board of Directors were in attendance.

                        BOARD OF DIRECTORS AND MANAGEMENT

Board and Committee Meetings

         The Company's Board of Directors held twelve regular meetings, one annual meeting, and one special meeting during 2004. During 2004, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof. The Board of Directors maintains committees, the nature and composition of which are described below.

         Personnel and Compensation Committee. The Personnel and Compensation Committee meets periodically to review the performance of and to make recommendations to the Board regarding the compensation of the Company's officers. In 2004, the Personnel and Compensation Committee of the Company was comprised of Directors Schroeder, Singer, and Minear with Director Schroeder serving as Chairman. The Personnel and Compensation Committee met four times during the year ended December 31, 2004. All members of the Personnel and Compensation Committee are independent directors as defined in the National Association of Security Dealers' Manual.

         Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The committee is responsible for nominating persons for election to the Board of Directors and also reviews if shareholder nominations (if any) comply with the notice procedures set forth in the Company's bylaws. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which was attached to our Proxy Statement for the 2004 Annual Meeting and filed with the SEC on March 22, 2004.

         In 2004, the Nominating and Corporate Governance Committee was comprised of Directors Singer (Chair) and Thompson through December 17, 2004, and Directors Schroeder (Chair), Singer and Minear from December 17, 2004 to present. The Nominating and Corporate Governance Committee met twice during the year ended December 31, 2004. All members of the Nominating and Corporate Governance Committee are independent directors as defined in the National Association of Securities Dealers' Manual.

         It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders in accordance with
Article V, Section V of the Company's bylaws. Pursuant to Article V, Section V of the Company's bylaws, any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company (the "Secretary") may recommend or nominate a director candidate for consideration by the Committee. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The shareholder's notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with the Company's bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about the Company's director nomination requirements, please see the Company's bylaws.

         It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

         Mark M. Thompson and Paul F. Bognanno were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of December 31, 2004, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2005 Annual Meeting.

         Audit Committee. The Audit Committee is chaired by Director Thompson, with Directors Singer and Schroeder as members. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The Board of Directors of the Company have adopted a written charter for the Audit Committee, a copy of which was attached to our Proxy Statement for the 2004 Annual Meeting and filed with the SEC on March 22, 2004. All members of the Audit Committee are independent directors as defined in the National Association of Securities Dealers' Manual. The Company believes that Mr. Thompson qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules and has been so designated by the Board of Directors. The committee met six times in the 2004 fiscal year.

                             AUDIT COMMITTEE REPORT

              NORTH CENTRAL BANCSHARES, INC. AUDIT COMMITTEE REPORT

         The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

         The Company's Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and McGladrey & Pullen, LLP, the Company's independent auditors. The Company's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with McGladrey & Pullen, LLP.

         The Company's Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP is compatible with maintaining the auditor's independence.

         Based on the review and the discussions noted above, the Company's Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which will be filed with the SEC by March 31, 2005.

                                                Audit Committee of
                                                North Central Bancshares, Inc.

                                                Mark M. Thompson (Chairman)
                                                Melvin R. Schroeder
                                                Robert H. Singer, Jr.

Principal Accountant Fees and Services

         During the fiscal years ended December 31, 2003 and December 31, 2004, the Company retained and paid McGladrey & Pullen, LLP to provide audit and other services as follows:

                                   Audit Fees
                                   ----------

                                                   2004           2003
                                                   ----           ----
         Audit(1)                                $ 77,000       $ 64,800
         Audit-Related Fees(2)                   $  8,500       $ 16,347
         Tax Fees(3)                             $ 16,650       $ 16,080
         All Other Fees                          $  4,300       $  4,883
         Total                                   $106,450       $102,110
_____________________

1) Includes fees related to review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Q; attendance at audit committee meetings related to the audit or reviews;

     consultations on audit and accounting matters arising during the audit or reviews; and services in connection with statutory and regulatory filings, (consents, and assistance with and review of documents filed with the SEC).
2) Includes fees related to consultation concerning financial accounting and reporting standards; audits of employee benefit plans; and other attestation services.
3)   Includes fees related to tax compliance and tax planning and tax advice.

Audit Committee Preapproval Policy

         Preapproval of Services. The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

         Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

         (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

         (ii) Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

         (iii) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

         Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

         The Audit Committee approved all services performed by McGladrey & Pullen, LLP pursuant to the policies outlined above.

Executive Officers Who Are Not Directors or Nominees

         The following individuals are executive officers of the Company and the Bank and hold the offices set forth below opposite their names.

Name                          Positions Held with the Company and the Bank
--------------                --------------------------------------------
Jean L. Lake                  Secretary
David W. Edge                 Chief Financial Officer and Treasurer
Kirk A. Yung                  Senior Vice President



         The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal by the Boards of Directors of each of the Company and the Bank.

         Biographical information of executive officers of the Company and the Bank is set forth below.

         Jean L. Lake, age 62, has been employed with the Bank since 1972 and was named Secretary in 1987. Ms. Lake serves as Board Secretary and is in charge of marketing.

         David W. Edge, CPA, age 46, has been employed with the Bank since September 2004. He is the Bank's Chief Financial Officer and is in charge of the accounting functions of the Bank and the Company. Prior to joining the Company, Mr. Edge was Chief, Fiscal Service for the Veterans Affairs Central Iowa Health Care System, Des Moines, Iowa and was responsible for the hospital's annual operating and capital budgets. Prior to that he worked for Principal Bank, Des Moines, Iowa, as Senior Financial Accounting Leader and ITS, Inc. as Senior Vice President and Chief Financial Officer.

         Kirk A. Yung, age 43, has been employed with the Bank since 1990, was named Senior Vice President in January 1995 and is in charge of consumer and commercial real estate lending.

                  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

         Fee Arrangements. Currently, non-employee directors receive monthly fees of $550, an additional director's fee of $375 for each monthly meeting attended and $125 for each committee meeting attended. Non-employee directors who serve as Audit Committee Chair receive $200 for committee meetings. All other board committee chairpersons receive $150 for each committee meeting attended. The Company paid Board and Committee fees totaling $51,320 to its directors for the fiscal year ended December 31, 2004.

         Stock Option Plan. Directors of the Company are eligible to receive grants of options pursuant to the Company's Option Plan. See "Stock Option Plan." Under the Stock Option Plan, individuals who are non-employee directors ("Eligible Directors") will be granted on each January 1, an option, which will be immediately exercisable upon grant, to purchase 2,000 shares of common stock, provided the Plan is still in effect and the Eligible Director is still serving as such on the date of grant. All options granted to Eligible Directors under the Stock Option Plan have an exercise price per share equal to the fair market value of a share of common stock on the date of the option grant.

Executive Compensation

         The Report of the Company's Personnel and Compensation Committee (the "Report") and the Performance Graph (the "Graph") included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

Compensation Committee Report

         The 2004 compensation program described in this Proxy Statement was established by the Personnel and Compensation Committee of the Company's Board of Directors. This Committee is comprised entirely of non-employee directors. Each member of the Personnel and Compensation Committee is independent, as defined in the National Association of Security Dealers' Manual.

         Each December, the members of the Personnel and Compensation Committee review and approve changes to base compensation, bonuses and benefits for senior management and other officers. The Company's compensation program is designed to attract, develop and retain strong individuals who are capable of maximizing the Company's performance for the benefit of the shareholders.

         The 2004 compensation program consisted of three components: (1) base salary; (2) bonuses; and (3) long-term incentives, e.g., stock options, deferred compensation, and fringe benefits. These elements were intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel, and align their financial interests with those of the Company's shareholders.

         During 2004, base salaries were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the officers' customary respective duties and responsibilities, and to enable them to maintain appropriate standards of living within their communities. Bonuses were based primarily on the achievement of established goals. Fringe benefit plans, consisting of a pension plan, 401(k) plan, and group insurance coverage, were designed to provide for health and welfare of the officers and their families, as well as for their long-term financial needs. In addition, all eligible officers participated in the Company's Employee Stock Ownership Plan (the "ESOP"). Each eligible officer has an individual account within the ESOP Trust that is invested primarily in employer securities, with the result of that portion of each officer's long-term retirement savings being tied to the performance of the Company.

         The Committee established the Chief Executive Officer's base salary for 2004 at $230,000, a 4.55% increase over his base salary for 2003, using the criteria above, together with a peer comparison published in a national compensation publication

                                   Personnel and Compensation
                                   Committee of North Central Bancshares, Inc.

                                   Melvin R. Schroeder (Chairman)
                                   Robert H. Singer, Jr.
                                   Randall L. Minear

         Compensation Committee Interlocks and Insider Participation. During fiscal year 2004, there were no interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of the Company and corporations with respect to which such persons were affiliated.

         Performance Graph. Pursuant to the regulations of the SEC, the graph below compares the performance of the Bank with that of the Nasdaq Composite Index (U.S. Companies) and the Nasdaq Bank Composite Index (banks and bank holding companies, over 99% of which are based in the United States) from December 31, 1999 through December 31, 2004.

         The following graph compares the Company's total cumulative shareholder return by an investor who invested $100.00 on December 31, 1999, to December 31, 2004, to the total return by an investor who invested $100.00 in each of the Nasdaq Stock Market Index and the Nasdaq Financial Stocks Index for the same period.

                                [GRAPHIC OMITTED]

                                     Legend
                                     ------

Symbol         CRSP Total Returns Index for:             12/1999   12/2000   12/2001   12/2002   12/2003   12/2004
------         -----------------------------             -------   -------   -------   -------   -------   -------
_________ [ ]  North Central Bancshares, Inc.            100.0     119.7     143.9     225.5     274.4     317.2
____ ____  *   Nasdaq Stock Market (US Companies)        100.0      60.3      47.8      33.1      49.4      53.8
- - - - -  ^   Nasdaq Financial Stocks                   100.0     108.1     118.7     122.3     166.4     193.1
               SIC 6000-6799 US & Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 12/31/1999.

Summary Compensation Table

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer of the Company and the Bank, the Executive Vice President of the Company and President and Chief Operating Officer of the Bank, the Treasurer and Chief Financial Officer, and the Senior Vice President (the "Named Executive Officers") for services rendered in all capacities to the Company and the Bank during the fiscal years ended December 31, 2004, 2003 and 2002. No other officer received total salary and bonus in excess of $100,000 in fiscal 2004.

                                                    Summary Compensation Table
                                                                                  Long Term Compensation
                                                                   ----------------------------------------------------
                                      Annual Compensation                   Awards                     Payouts
                              -----------------------------------  -------------------------  -------------------------
                                                        Other      Restricted
                                                        Annual        Stock                     LTIP       All Other
 Name and Principal                         Bonus    Compensation    Awards       Options     Payouts     Compensation
      Positions        Year   Salary($)      ($)        ($)(2)         ($)          (#)         ($)          ($)(3)
-------------------    ----   ----------    ------   ------------  -----------    -------     -------     ------------
David M, Bradley       2004   $  230,000       101      1,702           -            -           -          33,813
   Chairman,           2003   $  220,000       101      1,238           -            -           -          44,687
   President and       2002   $  210,000       101        942           -            -           -          48,664
   Chief Executive
   Officer
C. Thomas Chalstrom    2004   $  125,000    17,197          -           -            -           -          15,228
   Director,           2003   $  120,000    10,101          -           -            -           -          22,057
   Executive Vice      2002   $  110,000    15,101          -           -            -           -          24,377
   President and
   Chief Operating
   Officer
John L.                2004   $  103,021         -          -           -            -           -               -
Pierschbacher(1)       2003   $   99,000       101          -           -            -           -          16,771
   Treasurer and       2002   $   98,000       101          -           -            -           -          19,018
   Chief Financial
   Officer (resigned)
Kirk A. Yung           2004   $   93,000    12,619          -           -            -           -          11,342
   Senior Vice         2003   $   90,000    10,101          -           -            -           -          16,977
   President           2002   $   80,000    12,701          -           -            -           -          18,141

___________________________

(1) Mr. Pierschbacher resigned as Treasurer of the Bank and the Company and as Chief Financial Officer of the Bank effective October 29, 2004.
(2) The Bank provides each Named Executive Officer with certain cash benefits, such as interest on deferred compensation, and certain non-cash benefits and perquisites, such as the use of an automobile and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for each Named Executive Officer in the Summary Compensation Table.
(3) Includes the dollar values of the following components: (1) allocations of common stock under the ESOP during 2004: Mr. Bradley, $21,813; Mr. Chalstrom, $15,228; Mr. Pierschbacher, $0; and Mr. Yung, $11,342; and (2) accruals under the Supplemental Retirement and Deferred Compensation Plan during 2004 for Mr. Bradley of $12,000.

Employment Agreements

         Effective as of March 20, 1996, the Company entered into an employment agreement with Mr. Bradley, and the Bank entered into an amended and restated employment agreement with Mr. Bradley (collectively, the "Employment Agreements"). The Employment Agreements establish the duties and compensation of Mr. Bradley and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base.

         The Employment Agreements with Mr. Bradley provide for a three-year term. The Bank Employment Agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with Mr. Bradley's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. The Company Employment Agreement provides for automatic daily extensions such that the term of the Company Employment Agreement shall be a rolling period of three years unless written notice of non renewal is given by the Company's Board of Directors or Mr. Bradley. Mr. Bradley's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, Mr. Bradley's base salary may be increased on the basis of his job performance and the overall performance of the Bank and the Company. In addition to base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Bank or the Company and Mr. Bradley. The Employment Agreements provide for termination by the Bank or the Company at any time for "cause" as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate Mr. Bradley's employment for reasons other than for cause, or in the event of Mr. Bradley's resignation from the Bank and the Company upon: (i) failure to re-appoint, elect or re elect him to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment outside Webster County, Iowa without his consent;
(iv) liquidation or dissolution of the Bank or the Company; (v) a change of control; or (vi) a breach of the Employment Agreement by the Bank or the Company, Mr. Bradley or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements. The Bank and the Company would also continue Mr. Bradley's life, health and disability insurance coverage for the remaining term of the Employment Agreements.

         In general, for purposes of the Employment Agreements and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as common stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Payment under the Company Agreement would be made by the Company. In addition, payments to Mr. Bradley under the Bank Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. However, to the extent that payments under the Company Agreement and the Bank Agreement are duplicative, payments due under the Company's Employment Agreement would be offset by amounts actually paid by the Bank. The Employment Agreements also provide that Mr. Bradley would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements. Mr. Bradley would also be indemnified by the Bank and the Company to the fullest extent allowable under federal and Iowa law, respectively.

         Cash and benefits paid to Mr. Bradley under the Employment Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Employment Agreements will be limited to the lesser of: (i) 299% of Mr. Bradley's average total compensation (whether or not taxable) for the period of five taxable years ending immediately prior to his termination of employment, or (ii) after provision for the excise tax, if any, imposed under section 4999 of the Code, the greater of an amount equal to 299% of Mr. Bradley's average taxable compensation for the period of five taxable years ending immediately prior to his termination of employment or the maximum amount which may be paid to Mr. Bradley under the Employment Agreements without giving rise to such tax.

         The Employment Agreements also generally provide that for a period of one year following termination for cause, Mr. Bradley agrees not to compete with the Bank or Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office. The Employment Agreements also provide that Mr. Bradley agrees to keep any material document or information obtained from the Bank or Company confidential. In addition, the Employment Agreements provide that for a period of one year following termination, Mr. Bradley agrees not to solicit or offer employment to any officer or employee of the Bank or Company or solicit their respective customers.

Retention Agreement

         Effective as of March 20, 1998, the Bank entered into amended and restated employee retention agreements (the "Retention Agreements") with Mr. Chalstrom and Mr. Yung (the "Executives"). The Retention Agreements provide for a three year term. The Retention Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with each of the Executive's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. Each Executive's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, these base salaries may be increased on the basis of his job performance and the overall performance of the Bank. In addition to base salary, the Retention Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel that are deemed appropriate by the Bank and the Executives. The Retention Agreements provide for benefits to be paid in the event of a termination of the Executives' employment following a "change in control." In the event the Bank chooses to terminate the Executives' employment for reasons other than for cause following a change in control, or in the event of the Executives' resignation from the Bank following a change in control within sixty days of: (i) a material reduction in compensation and benefits from the levels in effect immediately prior to a change in control or
(ii) a material adverse change in functions, duties, responsibilities or terms and conditions of employment, each Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the greater of (i) the payments due under the remaining term of the Retention Agreements or (ii) the average of the aggregate of salary plus bonus and the amount of all determinable contributions made to, or under any employee benefit plan for, the Executive by the Bank during the period of five years ending of the date of his termination. The Bank would also continue the Executive's life, health and disability insurance coverage for thirty-six months following his termination of employment. Each Executive would also be indemnified by the Bank to the fullest extent allowable under federal and Iowa law, respectively, for actions related to his service to the Bank as an officer or director.

         In general, for purposes of the Retention Agreements and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as common stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Cash and benefits paid to the Executives under the Retention Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Retention Agreements will be limited to such amount as may be paid without giving rise to such tax.

         The Retention Agreements also generally provide that for a period of one year following termination, the Executives agree not to compete with the Bank and the Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office.

Pension Plan

         The Bank participates in a multiple-employer noncontributory tax-qualified defined benefit plan (the "Retirement Plan") for eligible employees. As required, the Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the ERISA.

Pension Plan Table

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Retirement Plan based on the Retirement Plan provisions at December 31, 2004. The amounts are expressed in the form of a single life annuity available at various levels of compensation and years of benefit service:

                                               Years of Service and
                                          Benefit Payable at Retirement
-----------------------------------------------------------------------------------------------------------------
 Highest Average
   Salary                    15                 20                  25                30                   35
----------------          ---------          ---------          ----------        ----------           ---------
$ 100,000                 26,700             35,600              44,500            53,400               62,300
  125,000                 34,200             45,600              57,000            68,400               79,800
  150,000                 41,700             55,600              69,500            83,400               97,300
  175,000                 49,200             65,600              82,000            98,400              114,800
  200,000                 56,700             75,600              94,500           113,400              132,300
  225,000(1)              64,000(1)          85,400(1)          106,700(1)        128,100(1)           149,400(1)

_______________________

(1) Under section 401(a)(17) of the Code, a participant's compensation in excess of $225,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average salary for benefit accruals in 2004.


         These annual benefit amounts are subject to adjustments for Social Security benefits. At December 31, 2004, David M. Bradley, C. Thomas Chalstrom, Kirk A. Yung and John L. Pierschbacher had 21, 19, 14 and 11 years, respectively, of credited service under the Retirement Plan and their highest average salary was $189,000, $109,000, $81,600 and $96,949, respectively.
Compensation recognized for purposes of retirement plan benefits consists of a five-average salary as reported in the "Salary" column of the Summary Compensation Table.

Supplemental Retirement Plan

         Effective as of January 1, 2001, the Bank established a Supplemental Retirement and Deferred Compensation Plan ("SERP") for certain eligible executives. The SERP is a non-qualified plan that provides for discretionary contributions by the Bank and also offers eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers taxation of such income.

Employee Stock Ownership Plan and Trust

         The Bank has established an ESOP for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

         Shares of common stock purchased by the ESOP are pledged as collateral for a loan from the Company, and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loans will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation.

         The Bank's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares or any allocated shares for which the ESOP Trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Stock Option Plan

         The Stock Option Plan was approved by the Company's shareholders at a Special Meeting of Shareholders held on September 21, 1996. The Stock Option Plan provides for the grant of Options to certain officers, employees and outside directors of the Company. The Stock Option Plan is not subject to ERISA. The purpose of the Stock Option Plan is to promote the growth and profitability of the Company; to provide certain key officers; employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company. In 2001, the Board of Directors approved an additional 40,000 shares to be reserved to the Stock Option Plan for future issuance. No additional grants will be made under this stock option plan after September 21, 2006. No stock options were granted to the Named Executive Officers in 2004.

         The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 31, 2004, which was $41.49 per share.


                                             2004 Fiscal Year End Option/SAR Values
--------------------------------------------------------------------------------------------------------------------
                                                               Number of Securities          Value of Unexercised
                               Shares                         Underlying Unexercised       In-the-Money Options at
                            Acquired on   Value Realized    Options at Fiscal Year-end         Fiscal Year-end
                              Exercise      on Exercise                (#)                           ($)
     Name                       (#)             ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
---------------------       -----------   ---------------   --------------------------    -------------------------

David M. Bradley              11,000          254,075              31,200/4,800             734,888/115,752(1)(2)

C. Thomas Chalstrom            3,500           84,513                6,500/0                     144,560/0(3)

John L. Pierschbacher         11,000          219,238                  0/0                           0/0

Kirk A. Yung                   3,100           64,207                5,000/0                     111,200/0(4)

___________________________

(1) Based on the following information with respect to options exercisable at December 31, 2004: the closing price per share of common stock on December 31, 2004 was $41.49 per share and 31,200 options having a weighted average exercise price of $17.936 per share, which equals a spread of $23.554.
(2) Based on the following information with respect to options that remain unexercisable at December 31, 2004: the closing price per share of common stock on December 31, 2004 was $41.49 per share and 4,800 options having a weighted average exercise price of $17.375 per share, which equals a spread of $24.115.
(3) Based on the following information with respect to options exercisable at December 31, 2004: the closing price per share of common stock on December 31, 2004 was $41.49 per share and 6,500 options having an exercise price of $19.25 per share, which equals a spread of $22.24.
(4) Based on the following information with respect to options exercisable at December 31, 2004: the closing price per share of common stock on December 31, 2004 was $41.49 per share and 5,000 options having an exercise price of $19.25 per share, which equals a spread of $22.24.


Transactions With Certain Related Persons

         From time to time the Bank makes loans to its and the Company's officers and directors, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent shareholders of the Company were complied with, except for one Form 4 for Director Thompson which was not filed on a timely basis.

      -------------------------------------------------------------------

                                   PROPOSAL 2


                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      -------------------------------------------------------------------


         The Audit Committee has appointed the firm of McGladrey & Pullen, LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2005, subject to ratification of such appointment by the Company's shareholders.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

================================================================================
         The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as independent public accountants for the Company.
================================================================================

                             ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

         Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company's Proxy Statement for the 2006 Annual Meeting, we must receive it by November 21, 2005. SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

         In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2006 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company's Bylaws. If the 2006 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year's meeting, we must receive your notice at least sixty (60) days in advance of the 2006 Annual Meeting. If the 2006 Annual Meeting is held on or after the anniversary of the 2005 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2006 Annual Meeting. For example, if the 2006 Annual Meeting is held on April 21, 2006, we must receive your notice by February 20, 2006. Finally, if our 2006 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2006 Annual Meeting is first given to shareholders as provided in the Company's Bylaws.

                                           By Order of the Board of Directors,


                                           /s/ Jean L. Lake
                                           ----------------
                                           Jean L. Lake
                                           Secretary

Fort Dodge, Iowa
March 21, 2005

North Central Bancshares, Inc.




                                              [ ] Mark this box with an X if you
                                                  have made changes to your name
                                                  or address details above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------
A  Election of Directors to a Three Year Term
1. The Board of Directors of North Central Bancshares, Inc. unanimously recommends a vote "FOR" the listed nominees.

                           For     Withhold
01 - Mark M. Thompson      [ ]       [ ]

02 - Paul F. Bognanno      [ ]       [ ]


B  Issues

The Board of Directors of North Central Bancshares, Inc. unanimously recommends a vote "FOR" the following proposal.


2. Ratification of the appointment of          For     Against   Abstain
McGladrey & Pullen LLP as independent          [ ]       [ ]        [ ]
auditors for the Company for the fiscal
year ending December 31, 2005.


Mark this box with an X if you plan to         [ ]
 attend the Annual Meeting.


C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature 1 - Please keep      Signature 2 - Please keep       Date (mm/dd/yyyy)
signature within the box       signature within the box

-------------------------      ------------------------        -----------------

--------------------------------------------------------------------------------
Revocable Proxy
--------------------------------------------------------------------------------

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa  50501

This proxy is solicited on behalf of the Board of Directors of North Central Bancshares, Inc.for the Annual Meeting of Shareholders to be held on April 22, 2005.

The undersigned shareholder of North Central Bancshares, Inc. hereby appoints Melvin R. Schroeder and Robert H. Singer, Jr., or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of North Central Bancshares, Inc. held of record by the undersigned on March 8, 2005, at the Annual Meeting of Shareholders(the "Annual Meeting") to be held on April 22, 2005 at 10:00 a.m., Central Time, at the Boston Centre, Suite 100 located at 809 Central Avenue, Fort Dodge, Iowa, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of nominees listed in Item 1 and FOR the proposal in Item
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.


    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.